UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, there were 26,630,850 shares of the Company’s common stock represented in person or by proxy, constituting 93.28% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2018 Annual Meeting, and the Company’s stockholders voted upon the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2021 annual meeting of stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Mohamad Ali	21,935,435	496,986	4,198,429
Scott Daniels	21,942,419	490,002	4,198,429
Peter Gyenes	21,065,241	1,367,180	4,198,429

Following the 2018 Annual Meeting, Charles Kane and Stephen Munford, having terms expiring in 2019, and David Friend, Todd Krasnow and Marina Levinson, having terms expiring in 2020, continue as directors of the Company.

2.	The selection of Deloitte & Touche LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2018 was ratified.

Votes For	Votes Against	Votes Abstained
26,580,925	2,243	47,682

3.	The Company’s stockholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,863,463	513,698	55,260	4,198,429

4.	The Company’s stockholders recommended, in a non-binding, advisory vote, that future executive compensation advisory votes be held every one year.

Every One Year	Every Two Years	Every Three Years	Abstained	Broker Non-Votes
20,834,473	16,975	1,331,665	249,308	4,198,429

After taking into consideration the foregoing voting results and the Company’ s Board of Directors’ prior recommendation in favor of an annual advisory stockholder vote on the compensation of the Company’s named executive officers, the Company intends to hold future advisory votes on the compensation of its named executive officers every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on May 8, 2018.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel